Exhibit 99.1

OneSpaWorld Reports Preliminary FY 2019 Revenues and Adjusted EBITDA

Introduces Outlook for FY 2020 Revenues and Adjusted EBITDA

Company to Present at the ICR Conference Today

(Nassau, Bahamas) – January 13, 2020 - OneSpaWorld Holdings Limited, (NASDAQ: OSW), the pre-eminent global provider of health and wellness products and services on board cruise ships and in destination resorts around the world, today announced preliminary revenues and Adjusted EBITDA for Fiscal Year 2019 and introduced its outlook for Fiscal year 2020 revenues and Adjusted EBITDA. The Company is providing this update ahead of its presentation at the 22nd Annual ICR Conference, today, Monday, January 13, 2020 at 3:30 p.m. Eastern Time.

On a preliminary basis, for the 2019 Fiscal Year (52-weeks ended December 31, 2019) The Company expects:

•	Total revenues in the range of $560 million to $565 million; and

•	Adjusted EBITDA in the range of $58 million to $60 million;

The Company is introducing the following financial guidance for Fiscal Year 2020, ending December 31, 2020:

•	Total revenues in the range of $625 million to $635 million; and

•	Adjusted EBITDA in the range of $60 million to $66 million.

Leonard Fluxman, Executive Chairman of OneSpaWorld, stated: “We are pleased to announce fiscal year 2019 preliminary revenues and Adjusted EBITDA in line with the guidance provided in November and are equally proud of our accomplishments during our first nine months reentering the public markets. Indeed, the year included many significant accomplishments, including four new contracts and five contract renewals, the introduction of new innovative treatments and programs; continued service excellence and the initiation of a dividend all of which represent a strong testament to our significant advantages in the operations of health and wellness at sea and our financial and operational discipline. We expect our leading market share, distinctive operating model and strong cash flow to position us well in 2020, which is reflected in our outlook. We are excited about the year ahead, which includes the highest number of new ships in our history and we remain committed to implementing a strategy that leads to value creation for all OneSpaWorld stakeholders.”

In the coming weeks the Company will announce its warrant retirement plan. The preliminary plan intends to offer to the holders of the Company’s warrants a reduction of the contractual exercise price of the warrants for a limited amount of time to facilitate the retirement of the warrant. We anticipate that this plan will generate significant cash proceeds for the benefit of the Company, which will be used to first, partially repay debt and second, to return capital to shareholders in the forms of equity security repurchases and/or dividend payments. The Company is not obligated to effectuate any of the forgoing transactions and cannot assure you that it will do so.

As previously announced, the Company is scheduled to present at the 22nd Annual ICR Conference held at the JW Marriott, Grand Lakes Orlando, in Orlando, FL., on Monday, January 13, 2020, at 3:30 p.m. Eastern Time. The presentation will be broadcast over the internet and can be accessed at the Company’s investor relations website, www.onespaworld.com. A replay of the broadcast will remain on the Company’s investor relations website for 90 days.

The Company is providing preliminary revenues and Adjusted EBITDA for Fiscal Year 2019 and introducing select guidance for Fiscal Year 2020 to allow it to speak to its results and outlook during the presentation scheduled at the ICR Conference today. Investors should not expect the Company to make updates to guidance ahead of regularly scheduled quarterly earnings dates in the future. The Company noted that its revenues and Adjusted EBITDA expectations are estimated, and preliminary, and subject to quarter and year-end closing adjustments. As the Company has not completed its quarter and year-end fiscal close or the audit of its 2019 financial statements, the revenue and Adjusted EBITDA expectations presented in this press release may change.

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, and non-recurring expenses incurred in connection with the Business Combination. All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations. This press release also includes certain projections of such non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

About OneSpaWorld:

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 171 cruise ships and at 69 destination resorts around the world. OneSpaWorld holds the leading market position within the fast-growing international leisure market that has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd. (“Steiner”), and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter and year-to-date period reflect the operating results of all the businesses acquired in the Business Combination.

Forward-Looking Statement:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Contacts:

ICR:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

Follow OneSpaWorld:

Instagram: @onespaworld

Twitter: @onespaworld

LinkedIn: OneSpaWorld

www.onespaworld.com

https://www.facebook.com/onespaworld/

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